EXHIBIT 8.1

List of Subsidiaries

Other than Mirae America, Inc., a California corporation, and Mirae (Hong Kong) Co., Ltd., a Hong Kong corporation, Mirae held a shareholding interest in 30 companies as of December 31, 2004, all of which were Korean corporations. Set forth below is a list of such companies and Mirae’s percentage of shareholding interest in them.

Company Name	Percentage
SoftForum Co., Ltd	41.51
MR Tech Town Co.	100.00
Mirae Online, Co., Ltd.	67.47
Korea Internet.com Co., Ltd.	87.38
Alpha Logics Co., Ltd.	100.00
Mirae America, Inc.	50.00
AIO Corporation	21.63
Cyber Bank Co., Ltd	28.25
On-net Corporation	14.71
Intro System Co., Ltd.	15.16
JIT Corporation	3.65
Nara Vision	17.43
NetThru	19.73
Infinity Telecom Co., Ltd.	16.70
Telefree Co., Ltd.	2.57
Streambox Korea	5.11
NeoBill Co., Ltd.	4.37
Mobens Co., Ltd.	15.09
Mirae (Hong Kong) Co., Ltd.	99.00
Linxtek Co., Ltd.	1.22
Seoul Venture Base	5.69
EON Group	1.33
CAMIS Co., Ltd.	0.26
YESS World Inc.	0.72
Sunwoo Information system	1.00
Dabonet Co., Ltd.	0.79
Digital Photo Corporation	0.93
Telinker	0.75
E-GIOS Corporation	1.59
Hackers Lab Co., Ltd.	1.47
Interchem Korea	8.00
Imobiz	2.32